Exhibit 99.1

Ethan Allen Reports Fiscal 2022 First Quarter Results

Strong Increase in Sales and Profitability

DANBURY, CT – OCTOBER 27, 2021 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) today reported its operating results for its fiscal 2022 first quarter ended September 30, 2021.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased to report sales growth of 20.7%, gross margin increasing to 59.9% and operating margin of 15.0%, resulting in diluted EPS of $0.79 and adjusted EPS of $0.80 compared with an adjusted EPS of $0.36 in the prior year, an increase of 122.2%. During the quarter we paid a special cash dividend of $0.75 per share and a regular quarterly cash dividend of $0.25 per share and ended the quarter with cash on hand of $93.7 million and no bank debt.”

Mr. Kathwari continued, “Our vertically integrated structure, including 75% of our products being made in our North American manufacturing workshops, provides us a unique opportunity to grow and better serve our clients. The combination of the personal service of our in-house interior designers and the increasing use of technology is a major factor in our growth.”

FISCAL 2022 FIRST QUARTER HIGHLIGHTS*

●	Consolidated net sales increased 20.7% to $182.3 million
o	Retail net sales of $155.0 million increased 31.3%
o	Wholesale net sales of $109.4 million increased 12.4%

●	Strong written orders
o	Retail segment written orders growth of 6.1%
o	Wholesale segment written orders growth of 8.1%

●	Consolidated gross margin increased to 59.9%

●

Operating margin grew to 15.0% due to net sales growth and controlling costs by leveraging cost reductions; selling, general and administrative expenses decreased to 44.7% of net sales from 48.6%, reflecting the Company’s operating leverage

●	Diluted EPS of $0.79 compared with $0.37; adjusted diluted EPS of $0.80 increased 122.2% compared with $0.36

●	Generated $17.0 million of cash from operating activities; cash on hand of $93.7 million and no bank debt outstanding

●	Paid special cash dividends and regular quarterly cash dividends totaling $25.4 million

●	Announced plans to further expand manufacturing production, including new job openings and increases in wages to reaffirm the Company’s commitment to its North American manufacturing

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the first quarter of fiscal 2021.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended
	September 30,
	2021	2020	% Change
Net sales	$182,327	$151,058	20.7%
GAAP gross profit	$109,192	$85,770	27.3%
Adjusted gross profit*	$109,192	$85,770	27.3%
GAAP gross margin	59.9%	56.8%
Adjusted gross margin*	59.9%	56.8%
GAAP operating income	$27,360	$11,681	134.2%
Adjusted operating income*	$27,728	$12,304	125.4%
GAAP operating margin	15.0%	7.7%
Adjusted operating margin*	15.2%	8.1%
GAAP net income	$20,153	$9,353	115.5%
Adjusted net income*	$20,429	$8,955	128.1%
Effective tax rate	26.3%	16.8%
GAAP diluted EPS	$0.79	$0.37	113.5%
Adjusted diluted EPS*	$0.80	$0.36	122.2%
Cash flows from operating activities	$16,989	$42,190	(59.7% )

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release

BALANCE SHEET and CASH FLOW

Total cash and cash equivalents were $93.7 million at September 30, 2021 compared with $104.6 million at June 30, 2021. Cash decreased $10.9 million due to $25.4 million in cash dividends paid and capital expenditures of $1.5 million partially offset by net cash provided by operating activities of $17.0 million.

Cash from operating activities totaled $17.0 million, a decrease from $42.2 million in the prior year period primarily due to an increase in working capital and restructuring payments partially offset by higher net income generated during the period. The increase in working capital was led by higher inventory to ensure input material availability to support increased manufacturing capacity to meet written order growth and the timing of accounts payable.

Cash dividends paid were $25.4 million during the first quarter of fiscal 2022, which included a special cash dividend of $19.0 million paid in August 2021. No cash dividends were paid in the prior year first quarter as the Company’s Board of Directors had previously suspended the cash dividend due to the COVID-19 impact.

Inventories, net increased to $158.7 million at September 30, 2021 compared with $144.0 million at June 30, 2021 as the Company continues to increase its manufacturing productivity and service center inventory. The higher inventory levels will continue to support increased production and delivered sales as well as help protect against future supply chain disruptions.

Customer deposits from written orders increased $9.6 million during the quarter and totaled $140.2 million at September 30, 2021. Retail written orders growth continues to outpace net sales delivered, which led to higher customer deposits and backlog at the end of the quarter. While written orders exceed current production and import product flow, the Company’s ongoing effort to increase capacity should help work through existing backlog.

No debt outstanding as of September 30, 2021.

CONFERENCE CALL

Ethan Allen will host an analyst conference call today, October 27, 2021 at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate:

●	U.S. Participants: 877-705-2976
●	International Participants: 201-689-8798
●	Meeting Number:13723014

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETD) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. The Company is a global luxury home fashion brand that is vertically integrated from product design through home delivery, which offers its customers stylish product offerings, artisanal quality, and personalized service. The Company provides complimentary interior design service to its clients and sells a full range of home furnishings through a retail network of approximately 300 design centers in the United States and abroad as well as online at ethanallen.com. Ethan Allen owns and operates nine manufacturing facilities located in the United States, Mexico and Honduras, including one sawmill, one rough mill and a lumberyard. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Vice President, Finance
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted gross profit and margin, adjusted operating income and margin, adjusted net income, and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic objectives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic performance, business and industry and the effect of the COVID-19 pandemic on the business operations and financial results. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to the following: the global COVID-19 pandemic has, and could continue to have, a materially adverse effect on the Company’s business and its results of operations; a resurgence of COVID-19 and resulting containment measures could negatively impact its ability to fulfill existing order backlog or cause changes in consumer demand; a resurgence of COVID-19 could lead to temporary closures, including distribution centers; the Company may require additional funding from external sources, which may not be available at the levels required, or may cost more than expected; declines in certain economic conditions, which impact consumer confidence and spending; financial or operational difficulties due to competition in the residential home furnishings industry; a significant shift in consumer preference toward purchasing products online; an overall decline in the health of the economy and consumer spending may reduce consumer purchases of discretionary items; inability to maintain and enhance the Ethan Allen brand; failure to successfully anticipate or respond to changes in consumer tastes and trends in a timely manner; inability to maintain current design center locations at current costs; failure to select and secure appropriate retail locations; disruptions in the supply chain and supply chain management; fluctuations in the price, availability and quality of raw materials resulting in increased costs and production delays, and which could result in a decline in sales; competition from overseas manufacturers and domestic retailers; the number of manufacturing and distribution sites may increase exposure to business disruptions and could result in higher transportation costs; current and former manufacturing and retail operations and products are subject to increasingly stringent environmental, health and safety requirements; product recalls or product safety concerns; extensive reliance on information technology systems to process transactions, summarize results, and manage the business and that of certain independent retailers; disruptions in both primary and back-up systems; successful cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; changes in United States trade and tax policies; the phasing out of LIBOR and the impact on interest rates used in future borrowings; reliance on certain key personnel, loss of key personnel or inability to hire additional qualified personnel; potential future asset impairment charges resulting from changes to estimates or projections used to assess assets’ fair value, financial results that are lower than current estimates or determinations to close underperforming locations; access to consumer credit could be interrupted as a result of external conditions; failure to protect the Company’s intellectual property; hazards and risks which may not be fully covered by insurance; a shortage of qualified labor within the Company’s operations and its supply chain; labor disruptions resulting from COVID-19 vaccination mandates in the United States; and other factors disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2021 Annual Report on Form 10-K.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this news release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The forward-looking statements included in this news release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,
	2021	2020
Net sales	$182,327	$151,058
Cost of sales	73,135	65,288
Gross profit	109,192	85,770
Selling, general and administrative expenses	81,577	73,466
Restructuring and other impairment charges, net of gains	255	623
Operating income	27,360	11,681
Other expenses
Interest and other financing costs	48	335
Other income (expense), net	28	(105)
Income before income taxes	27,340	11,241
Income tax expense	7,187	1,888
Net income	$20,153	$9,353

Per share data
Diluted earnings per common share:
Net income per diluted share	$0.79	$0.37
Diluted weighted average common shares	25,451	25,206

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$93,665	$104,596
Accounts receivable, net	7,942	9,026
Inventories, net	158,735	143,978
Prepaid expenses and other current assets	40,500	37,679
Total current assets	300,842	295,279

Property, plant and equipment, net	228,144	231,446
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	101,831	108,730
Deferred income taxes	822	1,078
Other assets	1,527	1,584
Total ASSETS	$678,294	$683,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,463	$37,786
Customer deposits and deferred revenue	140,198	130,635
Accrued compensation and benefits	19,885	23,866
Current operating lease liabilities	27,433	27,395
Other current liabilities	8,788	4,220
Total current liabilities	232,767	223,902

Operating lease liabilities, long-term	89,948	97,911
Deferred income taxes	5,523	5,028
Other long-term liabilities	5,010	4,986
Total LIABILITIES	$333,248	$331,827

Shareholders’ equity:
Ethan Allen Interiors Inc. shareholders’ equity	$345,070	$351,443
Noncontrolling interests	(24)	(25)
Total shareholders’ equity	$345,046	$351,418
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$678,294	$683,245

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted gross profit and margin, adjusted operating income and margin, adjusted net income, and adjusted diluted earnings per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables below provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)	Three months ended
	September 30,
	2021	2020	% Change
Consolidated Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$109,192	$85,770	27.3%
Adjustments (pre-tax) *	-	-
Adjusted gross profit *	$109,192	$85,770	27.3%
Adjusted gross margin *	59.9%	56.8%

Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$27,360	$11,681	134.2%
Adjustments (pre-tax)*	368	623
Adjusted operating income*	$27,728	$12,304	125.4%

Consolidated Net sales	$182,327	$151,058	20.7%
GAAP Operating margin	15.0%	7.7%
Adjusted operating margin*	15.2%	8.1%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$20,153	$9,353	115.5%
Adjustments, net of tax*	276	(398)
Adjusted net income	$20,429	$8,955	128.1%
Diluted weighted average common shares	25,451	25,206
GAAP Diluted EPS	$0.79	$0.37	113.5%
Adjusted diluted EPS*	$0.80	$0.36	122.2%

* Adjustments to reported GAAP financial measures including gross profit and margin, operating income and margin, net income, and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended
(In thousands)	September 30,
	2021	2020
Optimization of manufacturing and logistics (wholesale)	$111	$-
Severance and other charges (wholesale)	67	-
Severance and other charges (retail)	77	-
Impairment of long-lived assets and lease exit costs (retail)	113	623
Adjustments to operating income	$368	$623
Adjustments to income before income taxes	$368	$623
Related income tax effects on non-recurring items(1)	(92)	(153)
Income tax benefit from valuation allowance change	-	(868)
Adjustments to net income	$276	$(398)

(1)	Calculated using a tax rate of 25.1% in the current year and 24.5% in the prior year.